UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 24, 2015

SUPPLEMENT TO THE PROXY STATEMENT

On July 20, 2015, we filed definitive proxy materials (the “Proxy Statement”) relating to our annual meeting of stockholders to be held on August 24, 2015. Among the items presented to our stockholders for their approval at the annual meeting is an amendment to our certificate of incorporation to effect a reverse split of our common stock as specified in Proposal No. 3 in the Proxy Statement (the “Reverse Split Proposal”). Under the heading “General Information About Voting-Broker Non-Votes” in the Proxy Statement, it is stated that if you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will not be entitled to vote the shares with respect to the Reverse Split Proposal. However, we have been advised that the New York Stock Exchange and Broadridge consider such proposal to be a “routine” item with respect to which a broker, bank, or other holder of record is entitled to vote.

This supplement does not modify, amend, supplement or otherwise affect any other matter presented for consideration in the Proxy Statement.